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                                                                    EXHIBIT 3.98

             [Restated electronically for SEC filing purposes only]

                       RESTATED ARTICLES OF INCORPORATION
                                       OF

                             THE MANAGEMENT COMPANY

                                    ARTICLE I

         The name of the Corporation is:

                            "THE MANAGEMENT COMPANY"

                                   ARTICLE II

         The Corporation shall have perpetual duration.

                                   ARTICLE III

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code and is a Corporation for profit organized to conduct and engage in the business of owning, managing and selling real estate for itself and others and to do or engage in any other business or activity that the Corporation may, from time to time, decide upon.

                                   ARTICLE IV

         The Corporation shall have the authority to issue no more than 1,000 shares of no par common stock.

                                    ARTICLE V

         The Corporation shall not commence business until it shall have received at least $500.00 for payment for the issuance of its shares of common stock.

                                   ARTICLE VI

         The name and address of the Incorporators of the Corporation are:

                  Hans F. Trupp
                  Suite 196, Retreat Village Shopping Center
                  St. Simons Island, Georgia  31522;

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                  Roy K. Hodnett
                  Suite 196, Retreat Village Shopping Center
                  St. Simons Island, Georgia  31522

                                   ARTICLE VII

         The registered office of the Corporation is:

                  Suite 196, Retreat Village Shopping Center
                  St. Simons Island, Georgia  31522

         The registered agent at such address shall be:

                  Hans F. Trupp

                                  ARTICLE VIII

         The initial Board of Director shall be comprised of two (2) members:

                  Hans F. Trupp
                  Suite 196, Retreat Village Shopping Center
                  St. Simons Island, Georgia  31522

                  Roy K. Hodnett
                  Suite 196, Retreat Village Shopping Center
                  St. Simons Island, Georgia  31522

                                   ARTICLE IX

         The business and internal affairs of the Corporation shall be conducted under and by virtue of the provisions of the By-Laws of the Corporation.

                                    ARTICLE X

         The Corporation shall, where permitted by law, have the right and authority to do and conduct business under trade names.

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         IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation this the 28th day of October, 1986.

                                        HUTTO, PALMATARY, MAGDA, KRIDER
                                             & GLOVER, P.A.

                                        By: /s/ G. Carroll Palmatary
                                            ------------------------------------
                                            G. Carroll Palmatary
                                            Attorney for Incorporators

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